Exhibit 10.19

                               FIRST AMENDMENT

                                   TO THE

               HANNAFORD BROS. CO. SAVINGS AND INVESTMENT PLAN


     The Hannaford Bros. Co. Savings and Investment Plan (the "Plan") was last amended and restated effective generally January 1, 1993. The Plan is hereby further amended in the following respects:

      1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

      2.  Section 2.11 of the Plan is hereby amended to read as follows:

          "Compensation" shall mean the basic compensation paid, before any reduction pursuant to a Deferral Election or a benefit election under the Hannaford Bros. Co. Flexible Benefits Plan, by an Employer to an Employee for services rendered while a Participant, excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits, unguaranteed overtime pay, bonuses, and other irregular payments.

          Notwithstanding the foregoing to the contrary, effective January 1, 1989, the annual Compensation of any Employee in excess of Two Hundred Thousand Dollars ($200,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan, and, effective January 1, 1994, the annual Compensation of any Employee in excess of One Hundred Fifty Thousand Dollars ($150,000.00) (or such higher amount as the Secretary of the Treasury may prescribe) shall not be taken into account under the Plan. In the event Compensation is determined based on a period which contains fewer than twelve (12) calendar months, the annual Compensation limit shall be an amount equal to the annual Compensation limit for the calendar year in which the period begins multiplied by a fraction, the numerator of which is the number of full calendar months in the period and the denominator of which is twelve (12). For purposes of the annual Compensation limit, any Compensation paid to an Employee who is the spouse or a lineal descendant (who has not attained age nineteen (19) by the close of the Plan Year) of an Employee who is a Five Percent Owner or one of the ten (10) Highly Compensated Employees paid the highest compensation (as defined in Section 7.05) for the Plan Year shall be treated as paid to or on behalf of such Five Percent Owner or Highly Compensated Employee. If the annual Compensation limit is exceeded as a result of the application of the preceding sentence, then the limit shall be prorated among the affected Employees' Compensation as determined prior to the application of the annual Compensation limit. If Compensation for a prior Plan Year is taken into account for any Plan Year, such Compensation shall be subject to the annual Compensation limit in effect for such prior Plan Year.

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          The average percentage of total compensation (as defined in
     Regulation Section 1.414(s)-1(d)(3)(ii) included in the Compensation of Highly Compensated Employees as a group shall not exceed by more than a DE MINIMIS amount the average percentage of total compensation included in the Compensation of Non-Highly Compensated Employees as a group. This determination shall be made in accordance with the provisions of Regulation Section 1.414(s)-1(d)(3), which is incorporated herein by reference."

      3. Article II is hereby amended by redesignating Sections 2.27 through 2.58 as Sections 2.28 through 2.59 and by adding a new Section 2.27 to read as follows:

          "2.27 'Finance Committee' shall mean the Finance Committee of the Board of Directors."

      4. Article II is hereby amended by deleting Section 2.32 in its entirety and by redesignating Sections 2.33 through 2.58 (redesignated herein as Sections 2.34 through 2.59) as Section s.233 through 2.58.

      5.  Section 2.34 is hereby amended to read as follows:

          "2.34 'Investment Manager' shall mean any fiduciary, other than the Trustee or a named fiduciary (as defined in Section 402(a)(2) of ERISA):

               (a) who is appointed by the Finance Committee to manage, acquire, or dispose of all or any portion of the Trust Fund;

               (b) who is (i) registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is a bank, as defined in said Act; or (iii) is an insurance company qualified to manage, acquire or dispose of all or any portion of the Trust Fund under the laws of more than one State; and

               (c) who has acknowledged, in writing, that he or she is a fiduciary with respect to the Plan."

      6.  Section 2.40 is hereby amended to read as follows:

          "2.40 'Named Fiduciary' shall mean, with respect to the operation and administration of the Plan, the Administrative Committee, and with respect to the management of the Trust Fund, the Finance Committee and the Trustee."

      7.  Section 2.55 is hereby amended to read as follows:

          "Trustee shall mean the person or persons appointed by the Finance Committee to serve as trustee(s) of the Trust."

      8.  Section 4.03 is hereby amended to read as follows:

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          "4.03 'Form of Contribution'.  Elective contributions shall be made in cash. Matching Contributions may, at the election of the Human Resources Committee of the Board of Directors, be made in cash or in Company Stock, or any combination thereof; provided any contribution in the form of Company Stock shall be valued at its fair market value as of the date of contribution."

      9. Section 7.05 is hereby amended by adding the following new paragraph at the end thereof:

          "For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article 'compensation' for a Limitation Year shall mean the compensation actually paid or includable in gross income during such Limitation Year.
     Notwithstanding the preceding sentence, 'compensation' with respect to a Participant who is permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) shall mean the compensation such Participant would have received for the Limitation Year is he or she had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled; provided, such imputed compensation may be taken into account only if the Participant is not a Highly Compensated Employee and contributions made on behalf of such Participant are nonforfeitable when made."

     10.  Section 8.03 is hereby amended to read as follows:

          "8.03 ALLOCATION OF EMPLOYER CONTRIBUTIONS. Employer Contributions made on behalf of each Participant for payroll period ending in any month shall be allocated to the Participant's Account as of the Valuation Date coinciding with or next following the end of such month; provided that any Matching Contributions shall be allocated based on such Participant's Elective Contributions (excluding Excess Elective Contributions) as the Human Resources Committee of the Board of Directors may determine."

     11. Section 9.10 is hereby amended by adding the following new subsection (d) and existing subsection (d) is hereby redesignated as subsection (e):

          "(d) Notwithstanding subsection (b) to the contrary, if an individual after receiving the written explanation required by subsection (b), affirmatively elects to make or not make a direct rollover, an eligible rollover distribution may be made less than thirty (30) days after the date such written explanation was given, provided the Administrative Committee has informed such individual, in writing, of his or her right to a period of at least thirty (30) days to make such election."

     12.  Section 11.02 is hereby amended to read as follows:

          "11.02 Investment Funds. The Trustee shall establish a Company Stock Fund and one or more other Investments Funds as the Finance

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     Committee may from time to time direct.  The Finance Committee shall direct that each Investment Fund, other than the Company Stock Fund, shall be invested:

               (a) at the discretion of the Trustee in accordance with such investment guidelines and objectives as may be established by the Finance Committee for such Investment Fund; or

               (b) at the discretion of a duly appointed Investment Manager in accordance with such investment guidelines and objectives as may be established by the Finance Committee; or

               (c) in such investments as the Finance Committee may specify for such Investment Fund.

          The Finance Committee may from time to time change its direction with respect to any Investment Fund and may, at any time, eliminate any Investment Fund. Whenever an Investment Fund is eliminated, the Trustee shall promptly liquidate the assets of such Investment Fund and reinvest the proceeds thereof in accordance with the direction of the Finance Committee.

          The Trustee shall transfer to each Investment Fund such portion of the assets of the Trust as the Administrative Committee may from time to time direct in accordance with the terms of the Plan. All interest, dividends and other income received with respect to, and any proceeds realized from the sale or other disposition of, assets held in any Investment Fund shall be credited to and reinvested in such Investment Fund, and all expenses properly attributable to any Investment Fund shall be paid therefrom unless paid by the Employers."

     13. Section 11.03 is hereby deleted in its entirety and Sections 11.04 through 11.09 are redesignated as Sections 11.03 through 11.08.

     14. Section 11.09 (redesignated herein as 11.08) is hereby amended to read as follows:

          "11.08 Voting Rights. Stock held in the Company Stock Fund shall be voted by the Trustee."

     15.  Article XII is hereby amended to read as follows:

                                "ARTICLE XII
                              Finance Committee

          12.01 DUTIES. The Finance Committee shall be a Named Fiduciary within the meaning of Section 402(a)(2) of ERISA and shall have the following powers and duties:

               (a) to appoint and remove the Trustee and establish the terms of the Trust agreement;

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               (b)  to direct the Trustee to establish one or more
          Investment Funds and to change or eliminate any Investment Fund other than the Company Stock Fund;

               (c) to appoint one or more Investment Managers to direct the investment of the assets of the Trust or such portion thereof as may be designated by the Finance Committee; to remove any Investment Manager; and to establish investment guidelines and objectives which shall be binding on such Investment Managers;

               (d) to limit the investment of one or more Investment Funds to such shares of stock, bonds, mortgages, notes, mutual fund shares, deposit administration, investment or group annuity contracts issued by a legal reserve life insurance company or other property of any kind, real or personal, as the Finance Committee may deem appropriate;

               (e) to establish investment guidelines and objectives which shall be binding on the Trustee;

               (f) to employ or retain counsel, accountants and other consultants, including professional investment advisers, as it deems to be in the best interests of the Plan;

               (g) to direct the Trustee to employ and transfer all of the assets of the Trust or such portion thereof as the Finance Committee may designate to one or more custodians selected by it; and

               (h)  to approve and accept accounts rendered by the Trustee.

          The Finance Committee shall act by a majority of its members and such action may be taken by a vote at a meeting or in writing without a meeting. Any member may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other."

          12.02 DELEGATION OF MINISTERIAL DUTIES. The Finance Committee may, by a writing signed by a majority of its members, delegate to any member or members of the Committee or to any Employee or Employees, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

          12.03 COMPENSATION AND REIMBURSEMENT OF EXPENSES. The members of the Finance Committee shall be entitled to reasonable compensation for services rendered and to reimbursement of expenses properly and actually incurred, in the performance of their duties on behalf of the Plan, but no person so serving who already receives compensation from an Employer or any Related Employer for services rendered as an employee shall receive compensation for such services, except for reimbursement of expenses properly and actually incurred and not otherwise reimbursed.

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          12.04  RELIANCE ON REPORTS.  The Finance Committee shall be entitled to rely upon all certificates and reports made by any agent, attorney, accountant, actuary or other consultant, including any investment adviser, employed to assist in the performance of its duties.

          12.05 MULTIPLE SIGNATURES. A majority of the members of the Finance Committee or any one member authorized by such Committee shall have authority to execute all documents, reports or other memoranda necessary or appropriate to carry out the actions and decisions of the Finance Committee. The Trustee, any investment manager or any other interested party may rely upon any document, report or other memorandum so executed as evidence of the Finance Committee action or decision indicated thereby."

     16. The first paragraph of Section 15.01 is hereby amended to read as follows:

          "15.01 AMENDMENT. The Company, through the Human Resources Committee of its Board of Directors, reserves the right to amend the Plan from time to time, provided that no amendment shall, except as otherwise provided in this Plan or authorized by law, permit any part of the Trust Fund to revert to an Employer or Related Employer or permit any part of the Trust Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants, their surviving spouses and Beneficiaries. Each such amendment shall be effective with respect to a subsidiary of the Company that has adopted the Plan without further action by the subsidiary."

     17. The first sentence of Section 15.03 is hereby amended to read as follows:

     "The Company, through the Human Resources Committee of its Board of Directors, may terminate the Plan at any time in its entirety or with respect to any Employer or any division by written notice delivered to the Trustee."

     18.  Section 17.01 is hereby amended to read as follows:

          "17.01 DELEGATION OF AUTHORITY BY SUBSIDIARIES. Each subsidiary of the Company that adopts the Plan hereby irrevocably grants to the Company, its Board of Directors, the Finance Committee and the Administrative Committee, exclusive authority to exercise all the powers conferred on them by the terms of the Plan, including the power vested in the Human Resources Committee of the Board of Directors to amend or terminate the Plan, and each adopting subsidiary irrevocably appoints the Company, its Board of Directors, the Finance Committee and the Administrative Committee as its agents for such purposes. In addition, each subsidiary of the Company that adopts the Plan shall automatically become a party to the Trust without further action on its part."

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     19.  Section 18.02 is hereby amended to read as follows:

          "18.02 FIDUCIARY RESPONSIBILITY.

               (a) ALLOCATION OF RESPONSIBILITY. All fiduciaries with respect to the Plan and Trust shall be required to meet the prudence, diversification and other fiduciary responsibilities of applicable law to the extent such requirements and responsibilities apply to them, provided each fiduciary shall be responsible for carrying out only the requirements, responsibilities and duties placed upon such fiduciary by provisions of the Plan and Trust Agreement. In particular:

                        (i)  An Investment Manager shall have full
                    investment responsibility with respect to the assets of the Trust for which it has the power of investment direction and except as otherwise provided by law, the other fiduciaries including, but not limited to, the Trustee and the Finance Committee, shall have no duty or responsibility with respect to the investment of such assets as long as they are subject to the investment direction of such Investment Manager;

                       (ii)  The Trustee shall have full investment
                    responsibility with respect to the assets of the Trust which are not invested pursuant to the direction of the Finance Committee and are not subject to investment direction of an Investment Manager and, except as otherwise provided by law, the other fiduciaries including, but not limited to, the Finance Committee shall have no duty or responsibility with respect to the investment of such assets so long as they are not invested pursuant to the direction of the Finance Committee or subject to the investment direction of an Investment Manager;

                      (iii)  The Trustee shall have no duty or
                    responsibility with respect to investment of assets of the Trust so long as they are invested at the direction of the Finance Committee or a duly appointed Investment Manager;

                       (iv) The Administrative Committee shall have no duty or responsibility with respect to the investment of the assets of the Trust; and

                        (v) The fiduciaries, including, but not limited to, the Trustee, the Finance Committee, the Administrative Committee and any Investment Manager shall have no responsibility for the investment elections made by Participants, except as otherwise provided by applicable law."

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     20.  Section 18.03 is hereby amended to read as follows:

          "18.03 PROHIBITED TRANSACTIONS. Neither the Trustee, nor the Finance Committee, nor any Investment Manager, nor any Participant or Former Participant who directs the investment of his or her Account shall engage in a transaction which the Trustee, Finance Committee, Investment Manager, Participant or Former Participant knows or should know is prohibited by Section 406 or 407(a) of ERISA or by Section 4975 of the Code, unless an appropriate exemption or exemptions have been granted by the Department of Labor under Section 408 of ERISA and the Department of the Treasury under Section 4975(c)(2) of the Code."

     21. This Amendment shall be effective generally January 1, 1994; provided, however, that parts 9 and 11 shall be effective January 1, 1993, and parts 3 through 7, 12, 13, 15, 18 and 19 shall be effective May 19, 1994.